Exhibit 99.1

RumbleOn Announces Appointment of Interim CEO and Resolution of Proxy
Contest

Mark Tkach – Co-Founder of RideNow – Appointed Interim CEO

RumbleOn and the Coulter-Tkach Group Reach Resolution to End Proxy Contest

DALLAS, June 16, 2023—(BUSINESS WIRE)—RumbleOn, Inc. (NASDAQ: RMBL) (“RumbleOn” or the “Company”), the nation’s first technology-based powersports platform, today announced that the Board of Directors (“the Board”) has appointed Mark Tkach, the Co-Founder of the RideNow powersports group, acquired by RumbleOn in August of 2021, and a major shareholder, to serve as the Interim Chief Executive Officer of the Company, following the resignation of Marshall Chesrown from that role on June 15, 2023. During Mr. Tkach’s interim service, the Board’s Executive Transition Committee will continue its efforts to identify a permanent CEO.

“We thank Mr. Tkach for his willingness to assist during this time of transition and are confident that his deep knowledge and experience in the powersports industry will provide enhanced opportunities for operational excellence as the Company works to identify a permanent successor,” said Steve Pully, Chairman of the RumbleOn Board of Directors.

In addition, the Company announced that it has reached an agreement in principle that will be memorialized in a definitive agreement with the Coulter-Tkach Group to resolve all outstanding proxy matters currently subject to contest at the Annual Meeting of Shareholders, scheduled for July 14, 2023. The Company and Messrs. Coulter and Tkach have agreed to end the proxy contest on the following terms:

-	The Board will expand temporarily from seven to nine members to allow Melvin Flanigan and Mark Tkach to immediately join the Board.

-	Steve Pully is named Chairman of the Board.

-	Mr. Coulter named as a Board observer until his election at 2023 Annual Meeting, with access to all Board activities and access to books and records.

-	Reorganization of Board Committees, including:

●	Nominating and Corporate Governance: Shin Lee (Chair), Becca Polak Melvin Flanigan

●	Audit: Melvin Flanigan (Chair), Steve Pully, Kevin Westfall

●	Compensation: Becca Polak (Chair), Melvin Flanigan, Steve Pully

●	CEO Transition: Mark Tkach (Chair), Shin Lee, Becca Polak, Steve Pully, Kevin Westfall, William Coulter (non-voting until such time he is appointed/elected to Board)

-	The Coulter-Tkach group and all of the participants in their proxy statement will withdraw all existing nominations and proposals in connection with the 2023 Annual Meeting.

-	For a period of 90 days from the date of the agreement in principle, the Stockholders agree to vote as recommended by the Board at any annual or special meeting of the Company’s stockholders, and to refrain from calling any special meetings of the Company’s stockholders, granting or soliciting proxies (other than to named proxies included in the Company’s proxy card for any stockholder meeting), or making any nominations or proposals at any annual or special meetings of stockholders.

About Mark Tkach

Mr. Tkach currently serves as a consultant for Coulter Management Group, LLLP, a business that manages auto dealerships and investments in real estate. Mr. Tkach previously served as a Director and as an executive officer of the Company from August 2021 until February 2022. Prior to joining the Company, Mr. Tkach served as a co-founder of RideNow and oversaw its strategic growth from 1989 until it was acquired by the Company in August of 2021. Mr. Tkach has over 40 years of experience in all aspects of powersports operations.

About Melvin Flanigan

Mr. Flanigan most recently served as an advisor for Camping World Holdings, Inc., a leading retailer of RVs and outdoor products and services in the United States, from July 2020, until his retirement in December 2020. He previously served as Chief Financial Officer and Corporate Secretary of Camping World Holdings, Inc. from January 2019 to June 2020, during which time he oversaw a significant turn-around in corporate and functional communication, structure, and performance. Prior to joining Camping World, Mr. Flanigan served briefly as Chief Financial Officer of I am Plus LLC from June 2018 to July 2018. Before that, Mr. Flanigan served as the Executive Vice President, Finance and Chief Financial Officer of DTS Inc., a company specializing in high-definition and wireless audio from September 2003 to December 2016. During that time, Mr. Flanigan also served as a member of DTS, Inc.’s operating subsidiary boards. At DTS Inc., Mr. Flanigan helped transform a small startup company into an industry leader that was ultimately acquired for nearly $1 billion. Form March 1996 to July 1999, Mr. Flanigan served as Chief Financial Officers and Vice President, Operations at SensArray Corporation, a supplier of thermal measurement products for semiconductor, LCD, and memory-disk fabrication processes.

About RumbleOn

RumbleOn is the nation’s first technology-based powersports platform. Headquartered in the Dallas Metroplex, RumbleOn provides the only technology-led platform in powersports with a broad footprint of physical locations, full-line manufacturer representation and high-quality used inventory to transform the entire customer experience. Our goal is to integrate the best of both the physical and digital and make the transition between the two seamless. To learn more please visit us online at https://www.rumbleon.com.

Forward-Looking Statements

This Current Report on Form 8-K, and the documents incorporated by reference in this Current Report on Form 8-K, may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this Current Report on Form 8-K and speak only as of the date of this Current Report on Form 8-K. Readers are further advised to consider the factors listed under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s filings with the Securities and Exchange Commission (the “SEC”), as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

Important Information

RumbleOn has filed a preliminary proxy statement with the SEC in connection with the solicitation of proxies for the 2023 annual meeting of stockholders (the “Annual Meeting”). Any definitive proxy statement and a proxy card will be mailed to RumbleOn’s shareholders. RUMBLEON SHAREHOLDERS ARE URGED TO READ ANY PROXY STATEMENT AND OTHER RELEVANT MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These and other SEC filings made by RumbleOn may be obtained (when available) without charge at the SEC’s website at www.sec.gov and at the investor relations section of RumbleOn’s website at www.rumbleon.com. In addition, investors and security holders will be able to obtain free copies of these documents from RumbleOn by directing a request to Investor Relations, RumbleOn, Inc., 901 W. Walnut Hill Lane, Irving, Texas 75038.

Certain Information Concerning Participants

RumbleOn and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies under the rules of the SEC. RumbleOn’s stockholders may obtain information regarding the names, affiliations and interests of RumbleOn’s directors and executive officers in RumbleOn’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 16, 2023 (as amended by Form 10-K/A, which was filed with the SEC on April 28, 2023). These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the definitive proxy statement to be filed by RumbleOn with the SEC in connection with the Annual Meeting when it becomes available.

Contacts

Investor Inquiries:

Dawn Francfort

ICR, Inc.

investors@rumbleon.com

Will Newell

investors@rumbleon.com